UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 18, 2019

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 18, 2019, Exelixis, Inc. (“Exelixis”) entered into a joint clinical research agreement (the “Clinical Collaboration Agreement”) with F. Hoffmann-La Roche Ltd. (“Roche”) for the purpose of evaluating the combination of cabozantinib (CABOMETYX®) with atezolizumab (TECENTRIQ®) in patients with locally advanced or metastatic solid tumors, including in three planned phase 3 pivotal trials in advanced non-small cell lung cancer, castration-resistant prostate cancer and renal cell carcinoma. If a party to the Clinical Collaboration Agreement proposes any additional combined therapy trials beyond the initial three planned phase 3 pivotal trials, the Clinical Collaboration Agreement provides that such proposing party must notify the other party and that if agreed to, any such additional combined therapy trial will become part of the collaboration, or if not agreed to, the proposing party may conduct such additional combined therapy trial independently, subject to specified restrictions set forth in the Clinical Collaboration Agreement.
Pursuant to the terms of the Clinical Collaboration Agreement, each party granted to the other a non-exclusive, worldwide (excluding, in the case of Exelixis, territory already the subject of a license by Exelixis to Takeda Pharmaceutical Company Ltd.), non-transferable, royalty-free license, with a right to sublicense (subject to limitations), to use the other party’s intellectual property and compounds solely as necessary for the party to perform its obligations under the Clinical Collaboration Agreement. The parties’ efforts will be governed through a joint steering committee established to guide and oversee the collaboration and the conduct of the combined therapy trials. Each party will be responsible for supplying drug product for all combined therapy trials, and the cost of such drug product supply will be borne by such party. The clinical trial expenses for each combined therapy trial agreed to be conducted jointly under the Clinical Collaboration Agreement, including the initial three planned phase 3 pivotal trials, will be shared equally between the parties, and the clinical trial expenses for each additional combined therapy trial not agreed to be conducted jointly under the Clinical Collaboration Agreement will be borne by the proposing party, except that the cost of drug product supply for all combined therapy trials will be borne by the party that owns the applicable drug product.
Unless earlier terminated, the Clinical Collaboration Agreement provides that it will remain in effect until the completion of all combined therapy trials under the collaboration, the delivery of all related trial data to both parties, and the completion of any then agreed-upon additional analyses. The Clinical Collaboration Agreement may be terminated for cause by either party based on any uncured material breach by the other party, bankruptcy of the other party or for safety reasons. Upon termination by either party, the licenses granted to each party will terminate upon completion of any ongoing activities under the Clinical Collaboration Agreement.
The description of the Clinical Collaboration Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Clinical Collaboration Agreement, a copy of which will be included as an exhibit to Exelixis’ Annual Report on Form 10-K for the fiscal year ending January 3, 2020, to be filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

December 19, 2019	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel